UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2017

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported under Item 5.02 of the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 5, 2017 (the “Original Report”). Specifically, this amendment reports information concerning the appointment of certain of the Company’s directors to committees of the Company’s Board of Directors (the “Board”) which had not been approved at the time of filing of the Original Report. There are no changes to the disclosure in the Original Report, other than additional information reported below with respect to said Item 5.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 26, 2017, the Board appointed independent members of the Board to certain standing committees of the Board, as follows:

Matthew Stecker, Michael Durden and Brent Rosenthal have been appointed to the Audit Committee, and Mr. Stecker has been designated Chairman of such committee. Michael Durden, Thomas Thekkethala and Itzhak Fisher have been appointed to the Compensation Committee, and Mr. Durden has been designated Chairman of such committee. Itzhak Fisher, Brent Rosenthal and Michael Durden have been appointed to the Nominating and Governance Committee, and Mr. Fisher has been designated Chairman of such committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: June 30, 2017	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer